UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 24, 2017

BOSTON PROPERTIES, INC.

BOSTON PROPERTIES LIMITED PARTNERSHIP

(Exact Name of Registrants As Specified in its Charter)

Boston Properties, Inc.	Delaware	1-13087	04-2473675
	(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Boston Properties Limited Partnership	Delaware	0-50209	04-3372948
	(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Boylston Street, Suite 1900, Boston, Massachusetts 02199

(Address of Principal Executive Offices) (Zip Code)

(617) 236-3300

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 24, 2017, Boston Properties Limited Partnership (the “Company”), a Delaware limited partnership and the entity through which Boston Properties, Inc. conducts substantially all of its business, amended and restated its revolving credit agreement (as amended and restated, the “2017 Credit Facility”). Among other things, the amendment and restatement (1) increased the total commitment of the revolving line of credit (the “Revolving Facility”) from $1.0 billion to $1.5 billion, (2) extended the maturity date from July 26, 2018 to April 24, 2022, (3) reduced the per annum variable interest rates, and (4) added a $500.0 million delayed draw term loan facility (the “Delayed Draw Facility”) that permits the Company, until the first anniversary of the closing date, to draw upon up to four times a minimum of $50.0 million (or, if less, the unused delayed draw term commitments), provided that amounts drawn under the Delayed Draw Facility and subsequently repaid may not be borrowed again. In addition, the Company may increase the total commitment under the 2017 Credit Facility by up to $500.0 million through increases in the Revolving Facility or the Delayed Draw Facility, or both, subject to syndication of the increase and other conditions.

At the Company’s option, loans under the Revolving Facility and Delayed Draw Facility will bear interest at a rate per annum equal to (1) (a) in the case of loans denominated in Dollars, Euro or Sterling, LIBOR, and (b) in the case of loans denominated in Canadian Dollars, CDOR, in each case, plus a margin ranging from 77.5 to 155 basis points for the Revolving Commitment and 85 to 175 basis points for the Delayed Draw Facility, based on the Company’s credit rating or (2) an alternate base rate equal to the greatest of (x) the Administrative Agent’s prime rate, (y) the Federal Funds rate plus 0.50% or (z) LIBOR for a one-month period plus 1.00%, in each case, plus a margin ranging from 0 to 55 basis points for the Revolving Facility and 0 to 75 basis points for the Delayed Draw Facility, based on the Company’s credit rating. The 2017 Credit Facility also contains a competitive bid option for up to 65% of the Revolving Facility that allows banks that are part of the lender consortium to bid to make loan advances to the Company at a reduced interest rate.

In addition, the Company is obligated to pay (1) in quarterly installments a facility fee on the total commitment under the Revolving Facility at a rate per annum ranging from 0.10% to 0.30% based on the Company’s credit rating, (2) an annual fee on the undrawn amount of each letter of credit equal to the LIBOR margin on the Revolving Facility and (3) a fee on the unused commitments under the Delayed Draw Facility equal to 0.15% per annum.

Based on the Company’s current credit rating, (1) the applicable Eurocurrency margins for the Revolving Facility and Delayed Draw Facility are 87.5 basis points and 95 basis points, respectively, (2) the alternate base rate margin is 0 basis points for each of the Revolving Facility and Delayed Draw Facility and (3) the facility fee on the Revolving Facility commitment is 0.15% per annum.

The 2017 Credit Facility contains customary representations and warranties, affirmative and negative covenants and events of default provisions, including failure to pay indebtedness, breaches of covenants, and bankruptcy and other insolvency events, which could result in the acceleration of all amounts and cancellation of all commitments outstanding under the Credit Agreement. Among other covenants, the 2017 Credit Facility requires that BPLP maintain on an ongoing basis: (1) a leverage ratio not to exceed 60%, however, the leverage ratio may increase to no greater than 65% provided that it is reduced back to 60% within one year, (2) a secured debt leverage ratio not to exceed 55%, (3) a fixed charge coverage ratio of at least 1.40, (4) an unsecured debt leverage ratio not to exceed 60%, however, the unsecured debt leverage ratio may increase to no greater than 65% provided that it is reduced to 60% within one year, (5) an unsecured debt interest coverage ratio of at least 1.75 and (6) limitations on permitted investments.

The 2017 Unsecured Line of Credit was arranged by Merrill Lynch, Pierce, Fenner & Smith Incorporated and JPMorgan Chase Bank, N.A., as Joint Lead Arrangers and Joint Bookrunners, with Bank of America, N.A., as Administrative Agent and lender, JPMorgan Chase Bank, N.A., as Syndication Agent and lender, The Bank of New York Mellon, Deutsche Bank Securities Inc., Morgan Stanley Senior Funding, Inc., PNC Bank National Association, U.S. Bank National Association and Wells Fargo Bank, N.A., as Documentation Agents, Bank of Nova Scotia, Citibank, N.A., Mizuho Bank, Ltd. and TD Bank, N.A., as Managing Agents, Branch Banking and Trust Company, Fifth Third Bank and SunTrust Bank as Co-Agents, and a syndicate of banks named therein as lenders.

The foregoing summary is qualified in its entirety by reference to the Eighth Amended and Restated Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Dr. Jacob A. Frenkel, a director of Boston Properties, Inc., is the Chairman of JPMorgan Chase International, which is an affiliate of JPMorgan Chase Bank, N.A. David A. Twardock, a director of Boston Properties, Inc., is a member of the Board of Directors of Morgan Stanley Bank, N.A., which is an affiliate of Morgan Stanley Senior Funding, Inc.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Eighth Amended and Restated Credit Agreement, dated as of April 24, 2017, among Boston Properties Limited Partnership and the lenders identified therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

BOSTON PROPERTIES, INC.

By:	/s/ Michael E. LaBelle
Michael E. LaBelle
Executive Vice President, Chief Financial Officer and Treasurer

BOSTON PROPERTIES LIMITED PARTNERSHIP
By:	Boston Properties, Inc., its General Partner

By:	/s/ Michael E. LaBelle
Michael E. LaBelle
Executive Vice President, Chief Financial Officer and Treasurer

Date: April 25, 2017

4